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                                                                   EXHIBIT 23(2)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Pharmacia Corporation's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197,
33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-40136,
333-34112, 333-34344, 333-45341, 333-64120, 333-76653 and 333-82002) and a
Registration Statement on Form S-4 (No. 333-66175) of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, in 2000), on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001; and of our report dated February 25, 2000, on the statements of consolidated income, cash flow, shareowners' equity and comprehensive income of the former Monsanto Company and subsidiaries for the year ended December 31 1999, incorporated by reference in the annual report of Pharmacia Corporation on Form 10-K for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
March 5, 2002